BROKER WARRANTS TO PURCHASE COMMON SHARES

OF

CONTACT GOLD CORP.

(A company existing under the laws of State of Nevada)

Number 2020-09-BW-00⬤	Number of Broker Warrants represented by this Certificate: ⬤

THIS CERTIFIES THAT, for value received, ⬤ (the "Holder"), being the registered holder of that number of Broker Warrants (individually, a "Broker Warrant" and collectively, the "Broker Warrants") set forth above is entitled, at any time prior to the Expiry Time (as defined herein) to subscribe for and purchase the number of common shares (the "Broker Shares") of Contact Gold Corp. (the "Corporation") set forth above on the basis of one Broker Share at a price of $0.27 (the "Exercise Price") for each Broker Warrant exercised, subject to adjustment as set out herein, by surrendering to the Corporation at Suite 1050, 400 Burrard St., Vancouver, British Columbia, V6C 3A6, Attention: John Wenger, this Broker Warrant certificate (the "Broker Warrant Certificate"), together with a completed and executed Subscription Form attached hereto, and payment in full for the Broker Shares being purchased.

The Corporation shall treat the Holder as the absolute owner of the Broker Warrants evidenced by this Broker Warrant Certificate for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary.  The Holder shall be entitled to the rights evidenced by this Broker Warrant Certificate free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Broker Shares issuable upon exercise hereof shall be a good discharge to the Corporation and the Corporation shall not be bound to inquire into the title of any such Holder.

1. Definitions:  In this Broker Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a) "Adjustment Period" means the period commencing on the date hereof and ending at the Expiry Time;

(b) "Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario or Vancouver, British Columbia;

(c) "Common Shares" means the common shares of the Corporation as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 11 hereof;

(d) "Broker Warrant" means the Broker Warrant exercisable to purchase one Broker Share at the Exercise Price until the Expiry Time;

(e) "Broker Warrant Certificate" means this certificate representing the Broker Warrants, together with any duly issued replacement or substitution therefor;

(f) "Broker Shares" means the Common Shares, issuable upon exercise of the Broker Warrants;

(g) "Corporation" means Contact Gold Corp., a company existing under the laws of the State of Nevada and its successors and assigns;

(h) "Current Market Price" of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Stock Exchange for the 20 Trading Days ending on the date that is three Trading Days prior to the relevant date or, if the Common Shares are not listed on the Stock Exchange, on the stock exchange on which the highest volume of daily trading in the Common Shares occurs, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 Trading Days by the aggregate number of Common Shares so sold or, if the Common Shares are not listed or quoted on any stock exchange or over-the-counter market, such price as may be determined by the directors of the Corporation;

(a) "Dividends Paid in the Ordinary Course" means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends in any one fiscal year of the Corporation do not in aggregate exceed 5% of the Exercise Price;

(b) "Exercise Price" means $0.27 per Broker Share, subject to adjustment in accordance with Section 11 hereof;

(c) "Expiry Date" means September ⬤, 2022;

(d) "Expiry Time" means 4:30 p.m. (Vancouver time) on the Expiry Date;

(e) "FINRA" means the Financial Industry Regulatory Authority, Inc.

(f) "Form 1-A" means the Form 1-A filed by the Corporation with the SEC (SEC File No. 024-11290) to qualify the offer and sale of the Broker Warrants and the Broker Warrant Shares pursuant to Regulation A;

(g) "Holder" means the holder set forth on the first page hereof;

(h) "person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(i) "Regulation A" means Regulation A as promulgated under the U.S. Securities Act;

(j) "Rule 251(d)(3) Qualification" means the qualification of securities that are issued upon exercise of outstanding warrants under Rule 251(d)(3)(i)(C) and Rule 251(d)(3)(i)(F) of Regulation A; provided that the issuer is current in its annual and semi-annual filings pursuant to Rule 257(b) of Regulation A;

(k) "SEC" means the United States Securities and Exchange Commission;

(l) "Stock Exchange" means the TSX Venture Exchange;

(m) "Trading Day" with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(n) "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Colombia; and

(o) "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

2. Expiry Time:  At the Expiry Time, all rights under the Broker Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect. Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Broker Shares of the Corporation at any time subsequent to the Expiry Time.

3. Exercise Procedure:

(a) The Holder may exercise the right to subscribe and purchase the number of Broker Shares herein provided for by delivering to the Corporation prior to the Expiry Time at its principal office this Broker Warrant Certificate, with the Subscription Form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, together with a certified cheque, wire transfer or bank draft payable to or to the order of the Corporation in an amount equal to the aggregate Exercise Price in respect of the Broker Warrants so exercised.  Any Broker Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office set forth herein (or to such other address as the Corporation may notify the Holder).

(b) Upon such delivery as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Broker Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Broker Warrant Certificate and the Holder hereof shall become a shareholder of the Corporation in respect of the Broker Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of certificates evidencing the Broker Shares, and the Corporation shall cause such certificates to be delivered to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five Business Days of such delivery.

(c) This Broker Warrant and the Broker Shares issuable upon exercise of this Broker Warrant have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States.  This Broker Warrant and the Broker Shares have been qualified under the Form 1-A filed pursuant to Regulation A and may be transferred only in accordance with the U.S. Securities Act and applicable state securities laws.

(d) The Broker Warrant Shares issuable upon exericse of the Broker Warrants are qualified under Regulation A pursuant to the Rule 251(d)(3) Qualification; provided that the Corporation is current in its annual and semi-annual filings pursuant to Rule 257(b) of Regulation A.

(e) This Broker Warrant may not be exercised unless (a) the Rule 251(d)(3) Qualification is available; (b) the Broker Warrant Shares have been registered under the U.S. Securities Act and applicable state securities laws; or (c) an exemption from such registration is available and the holder has provided an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation that the issuance of the Broker Warrant Shares is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

4. Partial Exercise:  The Holder may subscribe for and purchase a number of Broker Shares less than the maximum number the Holder is entitled to purchase pursuant to the full exercise of this Broker Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Broker Warrant Certificate in respect of the balance of the Broker Shares which the Holder was entitled to subscribe for pursuant to this Broker Warrant Certificate and which were then not purchased.

5. No Fractional Shares:  Notwithstanding any adjustments provided for in Section 11 hereof or otherwise, the Corporation shall not be required upon the exercise of any Broker Warrants to issue fractional Broker Shares and, in any such case, the number of Broker Shares issuable upon the exercise of any Broker Warrants shall be rounded down to the nearest whole number, without payment or compensation in lieu thereof.

6. Exchange of Broker Warrant Certificates: This Broker Warrant Certificate may be exchanged for Broker Warrant Certificates representing in the aggregate the same number of Broker Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Broker Shares at the same Exercise Price and on the same terms as this Broker Warrant Certificate. Any Broker Warrant Certificate tendered for exchange shall be surrendered to the Corporation and cancelled.

7. Transfer of Broker Warrants:  Subject to any requisite approvals, applicable law and the policies of the Stock Exchange, or any other applicable stock exchange, the Holder may not transfer the within Broker Warrant Certificate, except to a subsidiary or to an entity of which the Holder is a subsidiary by executing the Transfer Form attached hereto and delivering it and this Broker Warrant Certificate.  No transfer of this Broker Warrant shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws.  Subject to the foregoing, the Corporation shall issue and mail as soon as practicable, and in any event within five Business Days of such delivery, a new Broker Warrant Certificate  registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed in the Transfer Form. Notwithstanding the foregoing, in accordance with FINRA Rule 5110(g)(1), neither this Broker Warrant nor the Broker Shares may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which this Broker Warrant is being issued, except to any FINRA member firm participating in the offering and selected dealer participating in the offering and their bona fide officers or partners and except as otherwise provided for in FINRA Rule 5110(g)(2).

8. Not a Shareholder:  Nothing in this Broker Warrant Certificate or in the holding of a Broker Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9. No Obligation to Purchase:  Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any shares except those Broker Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10. Covenants:

(a) The Corporation covenants and agrees that so long as any Broker Warrants evidenced hereby remain outstanding, it shall allot and reserve and there shall remain unissued out of its authorized capital a sufficient number of Broker Shares to satisfy the right of purchase provided for herein and upon due exercise of the Broker Warrants in accordance with the terms of the Broker Warrant Certificate, the Corporation will cause the Broker Shares subscribed for and purchased in the manner herein provided, upon payment of the aggregate Exercise Price, to be issued and delivered as directed and such Broker Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or to its creditors in respect thereof.

(b) The Corporation covenants and agrees that until the Expiry Time, while the Broker Warrants (or remaining portion thereof) shall be outstanding, the Corporation shall use its commercially reasonable efforts to preserve and maintain its corporate existence, to remain listed on the Stock Exchange or such other stock exchange or over-the-counter market as the Common Shares may be listed or quoted (as the case may be), from time to time, and remain a reporting issuer not in default of the requirements of the applicable securities laws in the Canadian jurisdictions in which the Corporation is currently a reporting issuer provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation to cease its corporate existence, cease to be listed on the Stock Exchange or cease to be a "reporting issuer", respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on a recognized stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the Stock Exchange.

(c) The Corporation shall use its commercially reasonable efforts to ensure the Broker Shares are listed and posted for trading on the Stock Exchange or such other stock exchange or over-the-counter market as the Common Shares may be listed or quoted (as the case may be) at the time of exercise of the Broker Warrants, subject to the exceptions provided in Section 10(b) above.

(d) If the issuance of the Broker Shares upon the exercise of the Broker Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority in Canada or compliance with any other requirement under any Canadian law before such securities may be validly issued (other than the filing of a prospectus or similar disclosure document), the Corporation agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(e) The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Broker Warrant Certificate.

11. Adjustments:

(a) Adjustment:  The rights of the Holder, including the number of Broker Shares issuable upon the exercise of the Broker Warrants represented by this Broker Warrant Certificate, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.  The purpose and intent of the adjustments provided for in this Section is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b) or (c) of this Section.  Accordingly, the provisions of this Section shall be interpreted and applied in accordance with such purpose and intent.

(b) The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i) Share Reorganization:  If and whenever at any time during the Adjustment Period, the Corporation shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of, or issue, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 12(b)(i) and (ii) hereof.

(ii) Rights Offering:  If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 11(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) Distribution:  If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Corporation (other than a Rights Offering as described in Section 11(b)(ii) above), (C) evidences of indebtedness or (D) cash, (including any cash dividend) securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price.  Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 11(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates.  To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c) Reclassifications:  If and whenever at any time during the Adjustment Period, there is (A) any reclassification of, or redesignation of or amendment to the outstanding  Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described in subsection 11(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change or exchange of the Common Shares into other shares or any other reorganization of the Corporation, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Broker Warrant Certificate which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Broker Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Broker Warrant.  Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d) If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 11(b) or 11(c) of this Broker Warrant Certificate, then the number of Broker Shares purchasable upon the subsequent exercise of the Broker Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Broker Shares purchasable upon the exercise of the Broker Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12. Rules Regarding Calculation of Adjustment of Exercise Price:

(a) The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Broker Share and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(b) No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Broker Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c) No adjustment in the Exercise Price will be made in respect of any event described in Section 11, other than the events referred to in clauses 11(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Broker Warrant prior to or on the effective date or record date of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval, if applicable, of the Stock Exchange, any stock exchange or over-the-counter market on which the Common Shares are then listed or quoted for trading.

(d) No adjustment in the Exercise Price will be made under Section 11 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

(e) If at any time a question or dispute arises with respect to adjustments provided for in Section 11, such question or dispute will be conclusively determined by the auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or chartered accountant with access to all necessary records of the Corporation.

(f) In case the Corporation after the date of issuance of this Broker Warrant takes any action affecting the Common Shares, other than an action described in Section 11, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith and taking into account the material effect on the rights of the Holder of the action in question, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(g) If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h) In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to the Broker Shares issuable pursuant to this Broker Warrant, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i) As a condition precedent to the taking of any action which would require any adjustment to the Broker Shares issuable pursuant to this Broker Warrant, including the Exercise Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j) The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k) The Corporation covenants to and in favour of the Holder that so long as this Broker Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 11 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Broker Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(l) In any case that an adjustment pursuant to Section 11 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder of this Broker Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Broker Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Broker Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Broker Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of the Broker Warrants or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Broker Shares or of such other securities or property.

13. Consolidation and Amalgamation:

(a) The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, arrangement, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i) the successor corporation will have assumed all the covenants and obligations of the Corporation under this Broker Warrant Certificate, and

(ii) the Broker Warrant and the terms set forth in this Broker Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Broker Warrant Certificate.

(b) Whenever the conditions of subsection 13(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Broker Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14. Representation and Warranty:  The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has all corporate power and authority to create and issue the Broker Warrants evidenced hereby and the Broker Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Broker Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors' rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

15. If Share Transfer Books Closed:  The Corporation shall not be required to deliver certificates for the Broker Shares while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Broker Warrant in accordance with the provisions hereof during any such period delivery of certificates for Broker Shares may be postponed for a period not exceeding five Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Broker Shares called for after the share transfer books shall have been re-opened.

16. Lost Certificate:  If the Broker Warrant Certificate evidencing the Broker Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Broker Warrant Certificate of like denomination, tenor and date as the Broker Warrant Certificate so stolen, lost mutilated or destroyed provided that the Holder shall bear the reasonable cost of the issue thereof and if requested by the Corporation shall furnish such evidence of ownership and of the loss, destruction or theft of the Broker Warrant Certificate as shall be satisfactory to the Corporation, in its sole discretion acting reasonably, and the Holder may also be required to furnish an indemnity in form satisfactory to the Corporation, in its sole discretion acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith.

17. Governing Law:  This Broker Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein without giving effect to any rule or principle of the conflict of laws that would apply the laws of any other jurisdiction; provided, however that in accordance with Section 27 the United States Exchange Act of 1934, as amended (the "U.S. Exchange Act"), United States federal courts shall have jurisdiction over all suits and any actions brought to enforce any duty or liability created by the U.S. Exchange Act or the rules and regulations thereunder and that in accordance with Section 22 of the U.S. Securities Act, United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the U.S. Securities Act or the rules and regulations thereunder.

18. Severability:  If any one or more of the provisions or parts thereof contained in this Broker Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

19. Amendments:  Subject to the approval of the Stock Exchange, the provisions of this Broker Warrant Certificate and the Broker Warrants evidenced hereby may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

20. Headings:  The headings of the articles, sections, subsections and clauses of this Broker Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Broker Warrant Certificate.

21. Numbering of Articles, etc.:  Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, or subclause refers to the article, section, subsection, clause or subclause bearing that number or letter in this Broker Warrant Certificate.

22. Gender:  Whenever used in this Broker Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

23. Day not a Business Day:  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

24. Binding Effect:  This Broker Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Corporation and its successors.

25. Notice:  Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by email or prepaid same day courier addressed as follows:

(a) If to the Holder at the latest address of the Holder as recorded on the books of the Corporation; and

(b) If to the Corporation at:

Contact Gold Corp.
Suite 1050, 400 Burrard St.
Vancouver, BC V6C 3A6

Attention: John Wenger, Vice President, Corporate Strategy, Chief Financial Officer and Corporate Secretary

 Email wenger@contactgold.com

 with a copy to (which shall not constitute notice):

Cassels Brock & Blackwell LLP

Scotia Plaza, Suite 2100
40 King Street West
Toronto, ON M5H 3C2

Attention:   Jay Goldman

Email: jgoldman@cassels.com

26. Time of Essence:  Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Broker Warrant Certificate to be signed by its duly authorized officer as of this _____ day of September 2020.

CONTACT GOLD CORP.

Per:
Authorized Signatory

SUBSCRIPTION FORM

TO: Contact Gold Corp.
Suite 1050, 400 Burrard St.
Vancouver, BC V6C 3A6

The undersigned holder of the within Broker Warrant hereby irrevocably subscribes for _________ Broker Shares of Contact Gold Corp. (the "Corporation") pursuant to the within Broker Warrant and tenders herewith a certified cheque, wire transfer or bank draft payable to the order of the Corporation for $__________ ($0.27 per Broker Share) in full payment therefor and delivers the certificate representing the Broker Warrants entitling the undersigned to subscribe for the above-mentioned number of Broker Shares.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐

(A) Regulation A Exercise:  The undersigned acknowledges that the Warrants and the Warrant Shares have been qualified under Regulation A of the U.S. Securities Act by an offering statement on Form 1-A (SEC File No. 024-11290) (as amended, the "Form 1-A"), which includes an offering circular ("Offering Circular"), filed with the United States Securities and Exchange Commission ("SEC").  The undersigned has access to (i) the Form 1-A, (ii) the Offering Circular, and (iii) the Corporation's public reports filed pursuant to Rule 257(b) of the U.S. Securities Act, which are available at www.sec.gov or at the Corporation's website at www.contactgold.com. (1) OR

☐

(B) the undersigned holder has delivered to the Corporation and the Warrant Agent an opinion of counsel or other evidence (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) to the effect that with respect to the Common Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available. (2)

The undersigned hereby directs that the Broker Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF BROKER SHARES

DATED this day of , 20 .

NAME:

Signature of Authorized Representative:
Print Name:

_______ Please check if the certificates representing the Broker Shares are to be delivered at the office where this Broker Warrant Certificate is surrendered, failing which such certificates will be mailed to the address in the registration instructions set out above.

Notes:

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Broker Warrant Certificate.

If any Broker Warrants represented by this Broker Warrant Certificate are not being exercised, a new Broker Warrant Certificate representing the unexercised Broker Warrants will be issued and delivered with the certificates representing the Broker Shares.

(1) Broker Warrant Shares issuable upon exericse of the Broker Warrant are qualified under Regulation A pursuant to the Rule 251(d)(3) of Regulation A under the U.S. Securities Act; provided that the Corporation is current in its annual and semi-annual filings pursuant to Rule 257(b) of the U.S. Securities Act.

(2) Box B should only be checked only if the Broker Warrant Shares are no longer qualified under Regulation A pursuant to the Rule 251(d)(3) of the U.S. Securities Act.  Holders are encouraged to consult with the Corporation in advance to determine if the Broker Warrant Shares are no longer qualified under Regulation A pursuant to the Rule 251(d)(3) of the U.S. Securities Act and a legal opinion is required to be tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.  If Box B is checked (unless Box B is checked with respect to exercise at a time when there is an effective registration of the Broker Warrant Shares under the U.S. Securities Act), the certificate representing the Broker Warrant Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable U.S. state securities laws unless an exemption from registration is available

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

_______ of the Broker Warrants registered in the name of the undersigned transferor represented by the attached Broker Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that (i) the transfer is made to a subsidiary of the Holder or an entity of which the Holder is a subsidiary, and (ii) the Broker Warrants are being offered, sold or transferred pursuant to exemptions from registration under the United States Securities Act of 1933, as amended, and applicable state securities laws.

 DATED this __________ day of ____________________, __________.

Signature of Registered Holder	Signature Guarantee
(Transferor)

Print name of Registered Holder

Address

NOTE:   The signature on this transfer form must correspond with the name as recorded on the face of the Broker Warrant Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation.  If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Broker Warrant Certificate must be accompanied by evidence of authority to sign.

All endorsements or assignments of these Broker Warrants must be signature guaranteed by a bank or trust company or by a member of a stock exchange in Canada.